Exhibit 10.34

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential.  Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

FIFTH AMENDMENT

TO

LICENSE AGREEMENT

THIS FIFTH AMENDMENT TO LICENSE AGREEMENT (this “Fifth Amendment”), effective August 6, 2010, is by and among:

Angiotech Pharmaceuticals (US), Inc., a corporation organized and existing under the laws of the State of Washington, with principal offices at North Bend, WA (“Angiotech US”);

Angiodevice International GmbH, a corporation organized and existing under the laws of Switzerland, with principal offices at Dammstrasse 19, Postfach, CH-6301 Zug, Switzerland (“Angiodevice”); and

Histogenics Corporation, a corporation organized and existing under the laws of the State of Delaware (formerly under the laws of Massachusetts), with principal offices at 830 Winter Street, 3rd Floor, Waltham, MA 02451 (formerly at 100 Hospital Road, Malden, MA 02148) (“Histogenics”).

WITNESSETH

WHEREAS, Angiotech Biomaterials Corp. (“Biomaterials”), Angiodevice and Histogenics entered into that certain License Agreement, effective as of May 12, 2005, pursuant to which Biomaterials and Angiodevice licensed to Histogenics the right to use certain domestic and foreign patents, patent applications and know how relating to the manufacture and use of CT3 (the “Original License Agreement”), a copy of which is attached hereto;

WHEREAS, effective as of November 4, 2005, all of the assets of Biomaterials were sold to Angiotech US and Biomaterials was wound up;

WHEREAS, in connection with such sale of assets, Biomaterials assigned the Original License Agreement to Angiotech US and Angiotech US assumed all rights and obligations of Biomaterials under the Original License Agreement as if it were the original party thereto;

WHEREAS, Angiotech US, Angiodevice and Histogenics entered into that certain Amendment to License Agreement, dated as of August 31, 2007, that certain Second Amendment to License Agreement, dated as of January 1, 2008, that certain Third Amendment to License Agreement, dated as of April 15, 2008, and that certain Fourth Amendment to License Agreement, dated as of November 1, 2008 (the Original License Agreement, as amended by the foregoing amendments, shall be referred to herein as the “Agreement”);

WHEREAS, pursuant to Section 3.2 of the Agreement, Histogenics elected to convert the Histogenics License (as defined in the Agreement) to one of exclusivity by making full payment of the Exclusivity Payment (as defined in the Agreement) pursuant to Section 3.2(a)(ii) of the Agreement, but failed to make the Revenue Share Reduction Payment (as defined in the Agreement) prior to [***] pursuant to Section 3.2(a)(iii) of the Agreement;

WHEREAS, Histogenics desires to extend the deadline specified in Section 4.1 of the Agreement for [***] and to amend certain other provisions of the Agreement; and

WHEREAS, Angiotech US, Angiodevice and Histogenics have determined that it is in their best interests to amend certain provisions of the Agreement;

NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Angiodevice, Angiotech US and Histogenics hereby agree as follows:

1.Amendment.

1.1The definition of “Histogenics Technology” in Section 1 of the Agreement is hereby amended and restated in its entirety to state as follows:

“Histogenics Technology” means the intellectual property and know how of Histogenics and its permitted sublicensees, as such intellectual property and know how currently exist and as that intellectual property and know how may develop.”

1.2The definition of “Net Sales” in Section 1 of the Agreement is hereby amended by adding the following as a new paragraph at the end of such definition:

“Notwithstanding the foregoing, with respect to sales by the World Class Sublicensee or any of its affiliates or sublicensees, Net Sales shall be as defined in Exhibit D.”

1.3Section 1 of the Agreement is hereby amended by adding the following new definition of “Existing Angiotech Licensee”:

“Existing Angiotech Licensee” means any third party who has received from Angiotech a license under the Licensed Patent Rights or Improvements as of the date of this Fifth Amendment.”

1.4Section 2.1 of the Agreement is hereby amended to read as follows:

“2.1 Grant. Subject to the terms and conditions of this Agreement, Angiotech hereby grants to Histogenics an exclusive (even as to Angiotech) right and license under the Licensed Technology and Angiotech’s interest in Improvements solely to make, have made, use, offer to sell, sell and import Eligible Products in the Field in the Territory (the “Histogenics License”). For the avoidance of doubt, with the exception of Drug-Loaded Products, Angiotech shall not grant to any other Person any rights to or license under the Licensed Technology or Angiotech’s interest in Improvements to make, have made, use, offer to sell, sell or import any products containing CT3 for use in the Field in the Territory.”

1.5Section 2.2 of the Agreement is hereby amended by adding the following clause to the end of the first sentence immediately before the period:

“; provided that Angiotech hereby consents to Histogenics sublicensing any of its rights [***] (the “World Class Sublicensee”)”. Expanding the sublicense in favor of the World Class Sublicensee to include countries beyond those sublicensed to the World Class Sublicensee on the effective date of such sublicense shall not require the consent of Angiotech. Within [***] after entering into a sublicense with the World Class Sublicensee, Histogenics shall deliver written notice of such event, which notice shall set forth the identity of the World Class Sublicensee and the field of use, products and territory granted to the World Class Sublicensee, and Histogenics shall promptly inform Angiotech in writing of any change to the territory granted to the World Class Sublicensee”

1.6Section 2.2 of the Agreement is hereby amended by adding the following sentence to the end of such Section:

“For the avoidance of doubt, the distribution or sale of a given clinical or commercial quantity of CT3 under this Agreement by or on behalf of Histogenics or its Affiliate or their respective permitted sublicensees for use with an Eligible Product, or as part of a kit including an Eligible Product, shall effect an exhaustion in the Field in the Territory of all patent rights with respect to such clinical or commercial quantity of CT3; provided that the distribution or sale of the Eligible Products (or kits including Eligible Products) utilizing such clinical or commercial quantity of CT3 is accounted for in the determination of Net Sales.”

1.7Section 2.4(g) of the Agreement is hereby amended by adding the following clause to the end of such section immediately before the period:

“; provided, however, that with respect to data and results generated by the World Class Sublicensee, Histogenics shall only be required to provide Angiotech with the data and results received by Histogenics from the World Class Sublicensee and only to the extent Histogenics has the right to do so”.

1.8Section 3.1 of the Agreement is hereby amended by adding the following sentence to the end of such section:

“As further consideration for the Histogenics License, Histogenics shall pay to Angiotech (a) three million dollars ($3,000,000) within thirty (30) days after Histogenics receives Regulatory Approval from the FDA for an Eligible Product, and (b) fifty thousand dollars ($50,000) on each December 31 starting on December 31, 2010 and ending on December 31, 2014 (for an aggregate payment of two hundred fifty thousand dollars ($250,000) pursuant to this Section 3.1(b)). For the avoidance of doubt, receipt of such Regulatory Approval by the World Class Sublicensee shall trigger Histogenics obligation to make the payment described in Section 3.1(a).”

1.9Section 3.2(a)(iii) of the Agreement is hereby amended and restated in its entirety to state as follows:

“(iii) The “Revenue Share Reduction Payment” means (A) if paid after such date and prior to or on [***], [***]; or (B) if paid after such date and prior to or on [***], [***]. If Histogenics pays to Angiotech the Revenue Share Reduction Payment on or before [***], Histogenics shall thereafter be required to pay to Angiotech [***] of Net Sales of those Eligible Products that contain living human cartilage cells and [***] of Net Sales of those Eligible Products that do not contain living human cartilage cells. The payments of a percentage of Net Sales of Eligible Products as determined in this Section 3.2(a) shall be referred to herein as the “Revenue Share”.”

1.10A new section numbered Section 3.2(a)(iv) is hereby added to the Agreement:

“(iv) Notwithstanding Sections 3.2(a) and 3.5, Histogenics shall pay to Angiotech the Revenue Share attributable to the Net Sales of the World Class Sublicensee (and its affiliates and sublicensees) for a particular Calendar Quarter within [***] after the end of such Calendar Quarter.”

1.11Section 3.4 of the Agreement is hereby amended by placing “(a)” before the phrase that reads “Histogenics shall deliver to Angiotech . . .” and re-numbering the paragraphs numbered (a) through (f) as (i) through (vi), respectively.

1.12Section 3.4 of the Agreement is further hereby amended by adding a new subsection (b) after the final paragraph of subsection (a) as follows:

“(b) With respect to Net Sales attributable to the World Class Sublicensee (and its affiliates and sublicensees), Histogenics may satisfy its obligation to provide a written Revenue Share report for a particular Calendar Quarter by delivering to Angiotech a copy of the royalty report Histogenics receives from the World Class Sublicensee which covers the sale of Eligible Products for such Calendar Quarter, which copy shall be certified by Histogenics’ CFO (or his designee) as a true and complete copy of the report received from the World Class Sublicensee. Notwithstanding Section 3.4(a), Histogenics shall have until [***] after the end of a particular Calendar Quarter to provide such report to Angiotech.”

1.13The following language is added to the end of the second sentence of Section 3.5 and before the period:

“; provided that with respect to determinations pursuant to this Agreement in respect of Net Sales of the World Class Sublicensee (or its affiliate or sublicensee) made in a currency other than U.S. Dollars, such amounts shall be converted into U.S. Dollars using the actual average daily buying rate for the applicable currency of the country from which the royalties are payable certified by the United States Federal Reserve Bank of New York, as

published from time to time by the United States Federal Reserve Board, in respect of the Calendar Quarter to which the Net Sales relate”

1.14Section 4.1 of the Agreement is hereby amended and restated in its entirety to state as follows:

“4.1 Diligence Obligations. In the event that Histogenics does not make the Revenue Share Reduction Payment as described in Section 3.2(a)(iii), then Histogenics shall be obligated to [***] in order to maintain its rights under the Histogenics License. In the event that Histogenics does make the Revenue Share Reduction Payment as described in Section 3.2(a)(iii), then Histogenics shall be obligated to [***] in order to maintain its rights under the Histogenics License. Any failure to [***] specified in this Section 4.1 will be considered a material breach of this Agreement as that term is used in Section 8.2(a).”

1.15Section 5.2 of the Agreement is hereby amended and restated in its entirety to state as follows:

“5.2 Patent Applications and Foreign Filing. [***] shall file, prosecute and maintain in force any and all patents and patent applications included in the Licensed Patent Rights, and any patent and patent applications related to any Improvements. The filing, prosecution and maintenance of patents and patent applications pursuant to this Section 5.2 shall be done through patent counsel selected by [***]. [***] will keep [***] reasonably informed of all significant patent matters relating to the Licensed Patent Rights within the Field as they relate to Eligible Products (including providing [***] with copies of all documents filed with the applicable patent office and all correspondence between [***] and the applicable patent office) and, to the extent [***] has the right to do so, relating to the Improvements within the Field as they relate to Eligible Products, and, to the extent [***] has the right to do so, will give [***] a reasonable opportunity to review and provide input on the prosecution of such applications, to the extent such prosecution is pertinent to Eligible Products within the Field. If [***] decides to finally abandon or allow to lapse the subject matter of any patents or patent applications described in this Section 5.2, then to the extent such subject matter is pertinent to Eligible Products in the Field, [***] shall promptly inform [***] and, to the extent compatible with [***] obligations to Existing Angiotech Licensees, [***] shall have the right to assume filing, prosecution and maintenance of such patents and patent applications at [***] sole expense. If [***] exercises such right to continue the filing, prosecution and maintenance of any such patent or patent application, (a) [***] shall continue to own such patent or patent application (as applicable) but shall give power of attorney to [***] and/or its legal representative to continue the filing, prosecution and maintenance of such patent or patent application; provided, however, that all terms and conditions of this Agreement shall continue to apply (including, without limitation, Sections 2.1, 2.2 and 2.3); and (b) [***] shall be entitled to set off one-half of the costs and expenses it incurs in connection with such filing, prosecution and maintenance against [***] under this Agreement after the date that [***] exercises such right with respect to the applicable patent or patent application. [***] may cease any such activities for any reason, in which case it shall promptly notify [***] of its decision, with such notice leaving [***] or its designee a reasonable period of time to commence such activities in advance of any upcoming due dates should [***] or its designee choose to do so.”

1.16Section 5.5 of the Agreement is hereby amended by adding the following clause to the end of such section immediately before the period:

“; provided, however, that with respect to Clinical Data generated by the World Class Sublicensee, Histogenics shall only be required to provide Angiotech with the Clinical Data received by Histogenics from the World Class Sublicensee and only to the extent Histogenics has the right to do so”.

1.17Section 7.2 of the Agreement is hereby amended and restated in its entirety to state as follows:

(a)“(a) Defense of Declaratory Judgment Action. In the event of an assertion of invalidity or unenforceability of Licensed Patent Rights, [***], subject to the rights of Existing Angiotech Licensees, shall have the right to defend such assertion, but to the extent such assertion relates to Eligible Products in the Field, and to the extent [***] has the right to control such defense, [***] shall reasonably consider [***] views with respect to such defense. If [***] does not defend any such assertion that relates to Eligible Products in the Field, then [***] shall have the right, but not the obligation, to present such issue to [***] [***].

(b)Non-Litigation Actions. Subject to the rights of Existing Angiotech Licensees, [***] shall have the right, in its sole discretion, to take actions to terminate any alleged infringement identified pursuant to Section 7.1 without litigation (including the sole right to grant a license to the alleged infringer outside the Field) with respect to Licensed Patent Rights; provided, however, where such alleged infringement involves the Licensed Patent Rights within the Field, (i) [***] shall reasonably consider the interests of [***] and shall not settle or make any agreement that would have a material adverse effect on [***] rights in the Field under this Agreement, without the prior written consent of [***], which shall not be unreasonably delayed or denied; and (ii) if [***] declines or otherwise fails to take action to terminate any such alleged infringement without litigation, then [***] shall have the right, but not the obligation, to present such issue to [***].

(c)Litigation Actions.

(i)[***] shall have the first right, but not the obligation, to commence and control any Action related to any alleged infringement of the Licensed Patent Rights within the Field. In the event that [***] elects, in its sole discretion, to undertake such an Action, [***] agrees to reasonably cooperate with [***], including providing access to all necessary documents in [***] control, executing all papers and performing such other acts as may be reasonably required for such Action, including, but not limited to, consenting to be joined as a Party plaintiff in such Action. [***] shall control such Action, and [***] may enter into settlements, stipulated judgments or other arrangements respecting such infringement; provided, however, [***] shall reasonably consider the interests of [***] and shall not settle or make any agreement that would have a material adverse effect on [***]’s rights under this Agreement, without the prior written consent of Histogenics, which shall not be unreasonably delayed or denied. [***] shall keep [***] reasonably apprised of the progress of any such Action. [***] may, at its option and sole expense, be represented by counsel of its choice, but all other costs associated with any such Action shall be at the sole expense of [***].

(ii)If, within [***] after discovering or being notified by [***] in writing of an alleged infringement that would be the basis of a potential Action for any alleged infringement of the Licensed Patent Rights in “Patent Family 2” and/or “Patent Family 5” (as described in Exhibit A) solely within the Field (a “Declined Action”), [***] declines to commence such Action, then [***] shall have the right, but not the obligation, to commence such Declined Action; provided that prior to commencing any such Declined Action, [***] shall reasonably consider [***]’s reasons for declining to commence the Action. In the event that [***] elects, in its sole discretion, to commence such Declined Action, (A) [***] shall reasonably consider [***]’s input with respect to such Declined Action, including the interests of Existing Angiotech Licensees; (B) [***] shall not enter into any settlement without the prior written consent of [***]; and (C) [***] agrees to reasonably cooperate with [***], including providing access to all necessary documents in [***]’s control, executing all papers and performing such other acts as may be reasonably required for such Declined Action, such as consenting to be joined as a party plaintiff in such Declined Action, at [***] sole expense. [***] shall keep [***] reasonably apprised of the progress of any such Declined Action. [***] may, at its option and sole expense, be represented by counsel of its choice, but all other costs associated with any such Declined Action shall be at the sole expense of [***].

(iii)If, within [***] after discovering or being notified by [***] in writing of an alleged infringement that would be the basis of a potential Action for any alleged infringement of the Licensed Patent Rights in “Patent Family 1”, “Patent Family 3” and/or “Patent Family 4” (as described in Exhibit A) solely within the Field (an “Other Action”), [***] declines to commence such Action, then [***] shall have the right, but not the obligation, to present such issue to [***], [***] may commence such Other Action; provided that (X) [***] shall reasonably consider [***]’s input with respect to such Other Action, including the interest of Existing Angiotech Licensees; (Y) [***] shall not enter into any settlement without the prior written consent of [***]; and (Z) [***] agrees to reasonably cooperate with [***], including providing access to all necessary documents in [***]’s control, executing all papers and performing such other acts as may be reasonably required for such Other Action, such as consenting to be joined as a party plaintiff in such Other Action, at [***] sole expense. [***] shall keep [***] reasonably apprised of the progress of any such Other Action. [***] may, at its option and sole expense, be represented by counsel of its choice, but all other costs associated with any such Other Action shall be at the sole expense of [***].

(d)Recoveries. Any damages or other recovery related to the Licensed Patent Rights, including compensatory and other non-compensatory damages or recovery actually received from a third party, shall be allocated first to reimburse the costs and expenses, including reasonable attorneys’ fees and expert witness fees, of the Party controlling the matter that led to the damages or other recovery and then to reimburse the other Party for such costs and expenses, if any. Such reimbursement shall be made first from any compensatory damages, including attorneys’ fees and costs recovered. Any remaining balance of damages or other recovery, if any, shall be considered Net Sales with [***] receiving the applicable Revenue Share of such Net Sales and [***] receiving the remaining balance.”

1.18Section 7.3(a)(i) of the Agreement is hereby amended by inserting the phrase “and/or Improvements” after the phrase “relating to the use of the Licensed Technology”.

1.19Section 8.2(c) of the Agreement is hereby amended by inserting the phrase “and/or patent rights to Improvements” after both instances of the phrase “any Licensed Patent Rights”.

1.20A new Section 8.5 is added to the Agreement as follows:

“8.5 Sublicenses. If this Agreement terminates for any reason other than its natural expiration, then [***]; provided that (a) the World Class Sublicensee is not in breach of its agreement with Histogenics and (b) the World Class Sublicensee was not the cause of this Agreement being terminated.”

1.21Section 10.5 of the Agreement is hereby amended by inserting the following phrase after the phrase “provided however, that” in the first sentence:

“, to the extent feasible and to the extent permitted by applicable Regulatory Authorities,”

1.22Section 10.7 of the Agreement is hereby amended and restated in its entirety to state as follows:

“10.7 Assignment. “Without limitation to the rights set forth in Section 8.2(d) and (e), this Agreement and Histogenics’ rights and obligations hereunder may not be sold, assigned or transferred, in whole or in part, to any third party without the consent of Angiotech, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, Angiotech’s consent shall not be required for any such sale, assignment or transfer to the World Class Sublicensee on the condition that prior to such sale, assignment or transfer Histogenics has delivered to Angiotech a written undertaking in which the World Class Sublicensee agrees to be bound by the terms and conditions of this Agreement in the capacity of Histogenics.

2.Miscellaneous.

2.1Entire Agreement; Confirmation of Agreement. Except as specifically otherwise amended as set forth herein, the Agreement shall continue in full force and effect.

2.2Counterparts. This Fifth Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures of the parties hereto will have the same effect as original signatures. In making proof of this Fifth Amendment, it shall not be necessary to produce or account for more than one such counterpart.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Fifth Amendment to be executed and delivered by the respective duly authorized officers as of the date set forth above.

ANGIOTECH PHARMACEUTICALS (US), INC.		ANGIODEVICE INTERNATIONAL GmbH

By:	/s/ Jonathan Chen	By:	/s/ David D. McMasters

Name:	Jonathan Chen	Name:	David D. McMasters

Title:	Sr. VP, Legal & General Counsel	Title:	Managing Director

Date:		Date:

HISTOGENICS CORPORATION

By:	/s/ F. Ken Andrews

Name:	F. Ken Andrews

Title:	CEO & President

Date:	8-6-10

EXHIBIT D

DEFINITION OF NET SALES FOR WORLD CLASS SUBLICENSEE

“Net Sales” shall mean, for any period, the gross amount invoiced by the World Class Sublicensee or any of its affiliates or sublicensees for the sale of Eligible Products in the territory licensed to the World Class Sublicensee, less deductions for: (a) normal and customary trade, quantity and cash discounts and sales returns and allowances, including those granted on account of price adjustments, billing errors, rejected goods, damaged goods and returns, administration fees and chargebacks; (b) freight, postage, shipping and insurance expenses to the extent that such items are included in the gross amount invoiced and relate to outbound shipping from the place of manufacture to the purchaser; (c) customs and excise duties and other duties related to the sales, to the extent that such items are included in the gross amount invoiced; and (d) rebates and similar payments made with respect to sales paid for by any governmental or regulatory authority such as, by way of illustration and not in limitation of the Parties’ rights hereunder, Federal or state Medicaid, Medicare or similar state program or equivalent foreign governmental program. Any of the deductions listed above that involves a payment by or on behalf of the World Class Sublicensee or any of its affiliates or sublicensees shall be taken as a deduction in the Calendar Quarter in which the payment is accrued by the World Class Sublicensee, its affiliate or sublicensee, as the case may be. For purposes of determining Net Sales, an Eligible Product shall be deemed to be sold when invoiced. The transfer by the World Class Sublicensee or any of its affiliates or any of its sublicensees of Eligible Product to the World Class Sublicensee, any of its affiliates or any of its sublicensees shall not result in any Net Sales nor shall transfers or dispositions of Eligible Product for pre clinical or clinical purposes or as samples, in each case without charge, result in any Net Sales. Net Sales shall be calculated using International Financial Reporting Standards, consistently applied.